UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AltEnergy Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2023

AltEnergy Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40984	86-2157013
(State or other jurisdiction Identification No.)	(Commission File Number)	(I.R.S. Employer of incorporation)

600 Lexington Avenue
9th Floor
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(203) 299-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one- half of one Warrant	AEAEU	The Nasdaq Global Market
Class A common stock, par value $0.0001 per share	AEAE	The Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AEAEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 26, 2023, AltEnergy Acquisition Corp. (the “Company”) issued a press release announcing that its special meeting of stockholders (the “Special Meeting”), which was originally scheduled for April 27, 2023 has been postponed until 12:00 p.m. Eastern Time, on Friday, April 28, 2023 to allow additional time for the Company to engage with its stockholders.

There is no change to the web address, the record date, the purpose or any of the proposals to be acted upon at the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 26, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTENERGY ACQUISITION CORP.

By:	/s/ Russell Stidolph
Name: Russell Stidolph
Title: Chief Executive Officer

Date: April 26, 2023

Exhibit 99.1

ALTENERGY ACQUISITION CORP. ANNOUNCES POSTPONEMENT OF THE

SPECIAL MEETING OF STOCKHOLDERS

New York, April 26, 2023—AltEnergy Acquisition Corp. (Nasdaq: AEAEU, AEAE, AEAEW) (the “Company”) announced today that its special meeting of stockholders (the “Special Meeting”), which was originally scheduled for Thursday, April 27, 2023, has been postponed to 12:00 p.m. Eastern Time, on Friday, April 28, 2023. At the Special Meeting, stockholders will be asked to vote on a proposal to extend the date from May 2, 2023, to May 2, 2024 by which the Company must consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

As a result of this change, the Special Meeting will now be held at 12:00 p.m., Eastern Time, on April 28, 2023, via a live webcast at https://www.cstproxy.com/altenergyacquisition/2023.

About AltEnergy Acquisition Corp.

AltEnergy Acquisition Corp. is a blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with one or more businesses.

While we may pursue an initial business combination in any industry, we intend to focus our efforts on businesses that leverage our management team’s experience in acquiring and operating businesses that are involved in renewable energy or related clean technology, which we refer to as the alternative energy sector. We intend to focus on the significant opportunities we believe will result from the ongoing transformation of the energy ecosystem and the macro trends related to electrification and decarbonization. Specifically, we believe that select companies will represent opportunities stemming from these vast capital flows, and the best of these companies will provide exceptional high-growth investment opportunities. Visit https://altenergyacquisition.com for more information.

Additional Information

The Company filed a definitive proxy statement relating to the Special Meeting on April 14, 2023, which was mailed to stockholders of the Company as of a record date of April 10, 2023. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE THIS DOCUMENT INCLUDES IMPORTANT INFORMATION REGARDING THE SPECIAL MEETING AND THE PROPSALS TO BE CONSIDERED PURSUANT THERETO. Stockholders may obtain a copy of the proxy statement without charge on the SEC’s website at www.sec.gov.